                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                             CANNONDALE CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                         06-0871823
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                      Identification Number)

                               9 Brookside Place,
                       Georgetown, Connecticut 06829-0122
               (Address of principal executive offices) (Zip code)

                                 ---------------
                             CANNONDALE CORPORATION

                        1994 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)
                                 ---------------

                                                   COPIES TO:
WILLIAM A. LUCA                                    JOHN SANDERS, ESQ.
Vice President of Finance                          LEVETT, ROCKWOOD & SANDERS
CANNONDALE CORPORATION                             PROFESSIONAL CORPORATION
9 Brookside Place                                  33 Riverside Avenue
Georgetown, Connecticut  06829-0122                Westport, Connecticut  06880
(203) 544-9800
(Name, address and telephone
number, including area code, of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                        Proposed             Proposed
                                                                         Maximum              Maximum
                                                     Amount             Offering             Aggregate           Amount of
             Title of Securities                      to be               Price              Offering           Registration
              to be Registered                     Registered           Per Share              Price                Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
  share.............................                 348,750            $20.625(1)         $7,192,969(1)         $2,179.69
================================================================================================================================

         (1) Estimated solely for the purpose of calculating the registration fee, and computed in accordance with Rule 457(h). The price per share is estimated based on the average of the high and low trading prices for Cannondale Corporation's Common Stock on November 18, 1997 as reported on the Nasdaq National Market.

                             CANNONDALE CORPORATION

                        CROSS-REFERENCE SHEET FOR PART II

ITEM IN FORM S-8, PART II                                                     PAGE NUMBER IN REGISTRATION STATEMENT
-------------------------                                                     -------------------------------------

3.    Incorporation of Documents by Reference ....................................................................3

4.    Description of Securities......................................................................Not applicable

5.    Interests of Named Experts and Counsel.........................................................Not applicable

6.    Indemnification of Directors and Officers...................................................................3

7.    Exemption from Registration Claimed............................................................Not applicable

8.    Exhibits....................................................................................................5

9.    Undertakings................................................................................................5

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      There are incorporated by reference and made a part hereof:

      (a) the annual report of Cannondale Corporation (the "Company" or "registrant") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

      (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

      (c) the description of the authorized capital stock of the Company contained in the Company's registration statement filed under
                  Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

All reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement and any amendment or supplement hereto to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement or any such amendment or supplement.

ITEM 4.  DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

      The Company's Bylaws provide that the officers, directors, employees and agents of the registrant shall be reimbursed and indemnified by the registrant to the maximum extent permitted by Section 145 of the Delaware General Corporation Law.

      Section 145(a) provides that a corporation may indemnify any person who was, is, or is threatened to be made, a party to any threatened, pending or completed proceeding (other than an action by or brought derivatively on behalf of the corporation) by reason of his being a director, officer, employee or agent of the corporation, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) reasonably and actually incurred by him in connection with such proceeding. The corporation may indemnify such person (1) if it is concluded (as provided in subsection (d) of Section 145) that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful, or (2) to the extent such person was successful in the defense of the proceeding.

      Section 145(b) provides that a corporation may indemnify any person who was, is, or is threatened to be made, a party to any threatened, pending or completed proceeding brought either by the corporation or derivatively on behalf of the corporation, by reason of his being a director, officer, employee or agent of the corporation, against expenses reasonably and actually incurred by him in connection with such proceeding. The corporation may indemnify such person (1) to the extent such person was successful in the defense of the proceeding, or (2) if it is concluded (as provided in subsection (d) of Section
145) that he acted in good faith, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the court shall determine upon application that, in view of all the circumstances, such person is fairly and reasonably entitled to indemnity and then for such amount as the court deems proper.

      Subsection (d) of Section 145 allows a conclusion as to indemnification to be made (1) by the majority of the directors who are not parties to the proceeding, (2) by an independent legal counsel, or (3) by the stockholders.

      The Company has entered into indemnification agreements with the directors and officers of the Company, indemnifying each such person against losses, liabilities and expenses arising out of any claims made against such person by reason of his being a director or officer of the Company. Among other exclusions, the Company shall not indemnify any person with respect to claims involving receipt of a personal benefit to which the recipient is not entitled; the return of profits from the sale of securities as contemplated by Section 16 of the Exchange Act; or knowingly fraudulent, dishonest or willful misconduct.

      Limitation on Liability of Directors. Article Ninth of the Company's Amended and Restated Certificate of Incorporation provides that, subject to certain exceptions, no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty. Notwithstanding the foregoing, a director shall be liable if the breach (i) is a breach of the director's duty of loyalty to the Company or its stockholders, (ii) involves a knowing violation of law or intentional misconduct, (iii) shows a lack of good faith, (iv) enables the director to receive an improper personal benefit, or (v) creates a liability under Section 174 of the Delaware General Corporation Law (which creates liability for repayment to a corporation of certain unlawful dividend payments or unlawful purchases or redemptions).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8.  EXHIBITS

                                   DESCRIPTION

EXHIBIT
NUMBER                               EXHIBIT


4.1      --       Form of Amended and Restated Certificate of Incorporation
                  (incorporated by reference to Exhibit 3.2 to the Company's
                  Registration Statement on Form S-1, Registration No.
                  33-84566).

4.2      --       Certificate of Amendment to Restated Certificate of
                  Incorporation, effective as of November 17, 1997.

4.3      --       Form of Amended and Restated Bylaws of the Company
                  (incorporated by reference to Exhibit 3.3 to the Company's
                  Registration Statement on Form S-1, Registration No.
                  33-84566).

4.4      --       Cannondale Corporation 1994 Employee Stock Purchase Plan.

5        --       Opinion of Levett, Rockwood & Sanders Professional Corporation
                  concerning the Common Stock.

23.1     --       Consent of Ernst & Young LLP.

23.2     --       Consent of Levett, Rockwood & Sanders Professional Corporation
                  (included in its opinion filed as Exhibit 5 hereto).

24       --       Power-of-Attorney (incorporated by reference to the signature page of the Registration Statement).

ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Redding, State of Connecticut, on November 14, 1997.

                                   CANNONDALE CORPORATION

                                   By:    /s/ WILLIAM A. LUCA
                                          -------------------------------------
                                          William A. Luca
                                          Vice President of Finance, Treasurer
                                          and Chief Financial Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes Joseph S. Montgomery and William A. Luca and either of them, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any of them deems appropriate, and each such person hereby appoints Joseph S. Montgomery and William A. Luca, and either of them, as attorney-in-fact to execute in the name and on behalf of each such person individually, and in each capacity stated below, any such amendments to this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                     Title                                     Date
---------                                                     -----                                     ----
  /s/ JOSEPH S. MONTGOMERY                      Chairman, President, Chief Executive              November 14, 1997
---------------------------------               Officer and Director (Principal
    Joseph S. Montgomery                        Executive Officer)


  /s/ WILLIAM A. LUCA                           Vice President of Finance, Treasurer,             November 14, 1997
------------------------------------            Chief Financial Officer and Director
    William A. Luca                             (Principal Financial Officer)


  /s/ RICHARD J. RESCH                          Vice President of Technology                      November 14, 1997
-------------------------------------           Development and Director
    Richard J. Resch


/s/ JOHN MORIARTY                               Assistant Treasurer, Director of Accounting       November 14, 1997
-----------------------------------             (Principal Accounting Officer)
    John Moriarty


  /s/ JAMES SCOTT MONTGOMERY                    Director                                          November 14, 1997
-------------------------------
    James Scott Montgomery

                                           Director
-----------------------------------
    Tarek Abdel-Meguid

                                           Director
-----------------------------------
    Michael Carter

/s/ Michael J. Stimola                     Director      November 18, 1997
-----------------------------------
    Michael J. Stimola

                                           Director
-----------------------------------
    John H.T. Wilson

                                                   EXHIBIT INDEX


EXHIBIT
NUMBER                                                EXHIBIT


4.1      --       Form of Amended and Restated Certificate of Incorporation
                  (incorporated by reference to Exhibit 3.2 to the Company's
                  Registration Statement on Form S-1, Registration No.
                  33-84566).

4.2      --       Certificate of Amendment to Restated Certificate of
                  Incorporation, effective as of November 17, 1997.

4.3      --       Form of Amended and Restated Bylaws of the Company
                  (incorporated by reference to Exhibit 3.3 to the Company's
                  Registration Statement on Form S-1, Registration No.
                  33-84566).

4.4      --       Cannondale Corporation 1994 Employee Stock Purchase Plan.

5        --       Opinion of Levett, Rockwood & Sanders Professional Corporation
                  concerning the Common Stock.

23.1     --       Consent of Ernst & Young LLP.

23.2     --       Consent of Levett, Rockwood & Sanders Professional Corporation
                  (included in its opinion filed as Exhibit 5 hereto).

24       --       Power-of-Attorney (incorporated by reference to the signature page of the Registration Statement).